UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 18, 2015

__________________________________________

Lakeland Industries, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-15535	13-3115216
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

3555 Veterans Memorial Highway, Suite C, Ronkonkoma, New York 11779-7410

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (631) 981-9700

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On June 18, 2015, Lakeland Industries, Inc. (“Lakeland”) and its wholly-owned subsidiary, Lake Brasil Indústria e Comércio de Roupas e Equipamentos de Proteção Individual Ltda. (“Lakeland Brazil” and together with Lakeland, the “Company”), entered into an Amendment (the “Amendment”) to a Settlement Agreement, dated as of September 11, 2012 (the “Settlement Agreement”), with two former officers (the “former officers”) of Lakeland Brazil. As part of the original Settlement Agreement, the parties resolved all alleged outstanding claims against the Company arising from an arbitration proceeding in Brazil involving the Company and the former officers for an aggregate amount of approximately US $8.5 million payable by the Company to the former officers over a period of six (6) years. There currently exists a balance of US $3.750 million (the “Outstanding Amount”) owed under the Settlement Agreement, which Outstanding Amount is to be paid by the Company in quarterly installments of US $250,000 through December 31, 2018.

Pursuant to the Amendment, the former officers agreed to fully and finally settle the Outstanding Amount owed by the Company for an aggregate lump-sum payment of US $3.413 million due on June 30, 2015. Within five days of receipt of such payment, the former officers are required to provide to Lakeland Brazil the documents needed to have their lien securing payment of the Outstanding Amount removed on certain real estate owned by Lakeland Brazil. The Amendment also contains a general release of claims by the former officers in favor of the Company and its past or present officers, directors, and other affiliates. Lakeland’s senior lender, Alostar Bank of Commerce, has consented to the transactions contemplated by the Amendment.

The foregoing description in the Amendment does not purport to be complete and is qualified in its entirety by reference to the Amendment, which is attached hereto as Exhibit 10.1 and incorporated herein by reference. A copy of the press release related to the Amendment is attached hereto as Exhibit 99.1.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

10.1	Amendment, dated effective as of June 18, 2015, to Settlement Agreement, dated as of September 11, 2012.
99.1	Press Release, dated June 22, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LAKELAND INDUSTRIES, INC.

/s/ Christopher J. Ryan
Christopher J. Ryan
Chief Executive Officer &
President

Dated: June 22, 2015

EXHIBIT INDEX

Exhibit

Number	Description

10.1	Amendment, dated effective as of June 18, 2015, to Settlement Agreement, dated as of September 11, 2012.
99.1	Press Release, dated June 22, 2015.